Exhibit 5.1
March 18, 2016
Board of Directors
Travelzoo Inc.
590 Madison Avenue, 37th Floor New York, New York 10022
Ladies and Gentlemen:
We have acted as counsel for Travelzoo Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the registration of an aggregate of 550,000 shares (the "Shares") of common stock of the Company, par value $.01 per share (the "Common Stock"), which may be issued and sold to certain executives of the Company upon exercise of stock options to purchase shares of Common Stock. Such options were granted pursuant to Nonqualified Stock Option Agreements between the Company and such executives (the "Stock Option Agreements").
In connection herewith, we have examined the Registration Statement, the Stock Option Agreements, the Certificate of Incorporation of the Company, the By-Laws of the Company and such other corporate records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents, records, and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinion hereinafter expressed. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies or by facsimile or other means of electronic transmission, or which we obtained from the Securities and Exchange Commission's Electronic Data Gathering, Analysis and Retrieval system ("Edgar") or other sites maintained by a court or governmental authority or regulatory body, and the authenticity of the originals of such latter documents. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to certificates and statements of appropriate representatives of the Company.
In connection herewith, we have assumed that, other than with respect to the Company, all of the documents referred to in this opinion letter have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding and enforceable obligations of, all of the parties to such documents, all of the signatories to such documents have been duly authorized and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.
Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares, when issued, delivered and paid for in accordance with the terms of the Stock Option Agreements, will be validly issued, fully paid and non-assessable shares of Common Stock.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, our opinion herein reflects only the application of applicable Delaware law and the Federal laws of the United States. The opinion set forth herein is made as of the date hereof and is subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinion expressed herein is based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.
We do not give any opinions except as set forth above. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm in the Registration Statement. We also consent to your filing copies of this opinion letter as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Shares. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,
/s/ Bryan Cave llp